UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2015 (March 16, 2015)

HealthStream, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-27701	62-1443555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 10th Avenue South, Suite 450, Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)

(615) 301- 3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 16, 2015, HealthStream, Inc., a Tennessee corporation (the “Company”) completed its acquisition of HealthLine Systems, LLC, a California limited liability company into which HealthLine Systems, Inc., a California corporation, had been converted (“HealthLine”) pursuant to the terms of a membership interest purchase agreement dated as of February 12, 2015, the execution of which was previously disclosed in a Current Report on Form 8-K filed by the Company on February 13, 2015.

The purchase price paid at closing was approximately $88 million in cash (subject to adjustment based on the working capital of HealthLine as of the closing).

The Company will file with the Securities and Exchange Commission (the “SEC”) the financial statements and pro forma financial information required to be filed pursuant to Rule 3-05 of Regulation S-X and Article 11 of Regulation S-X within 71 days of the date on which this Current Report on Form 8-K was required to be filed with the SEC.

Item 8.01. Other Events.

On March 16, 2015, the Company issued a press release announcing the closing of the acquisition of HealthLine. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press Release of HealthStream, Inc., dated March 16, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 16, 2015	HEALTHSTREAM, INC.

	By:	/s/ Gerard M. Hayden, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release of HealthStream, Inc., dated March 16, 2015